ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                               NEBO PRODUCTS, INC.

                       (Hereafter Naviset Holdings, Corp.)


         Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, Nebo Products, Inc. (the "Corporation") hereby declares and certifies as follows:

         1.       The name of the Corporation is Nebo Products, Inc.

         2. The text of the amendment to the Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation is as follows:


                                 Article 1. Name

                  The name of this Corporation is: Naviset Holdings, Corp.


         3. The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

         4. The amendment specified above was adopted as of October __, 2002 by Unanimous Written Consent of the Board of Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. In addition, as of October ___, 2002, such amendment specified above was approved by the majority of the shareholders of the Corporation entitled to vote on such matters as follows:


------------------------ ---------------------- ---------------------- ---------------------- ----------------------
DESIGNATION OF STOCK     NO. OF OUTSTANDING     NO. OF VOTES CAST      VOTES CAST FOR         VOTES CAST AGAINST
                         SHARES                                        AMENDMENT              AMENDMENT OR
                                                                                              ABSTAINING
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Such votes cast were sufficient for approval of the Amendment.


         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the ____ day of October 2002.


                             NEBO PRODUCTS, INC.,
                             a Utah corporation


                             By ____________________________
                                  Scott Holmes
                                  President, Chief Executive Officer & Chairman